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                       SOUTHWESTERN LIFE CORPORATION COMPANIES

                        SALARIED EMPLOYEES SEVERANCE PAY PLAN

                        As Restated Effective October 1, 1994
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                                  TABLE OF CONTENTS



                                                                            Page


     SECTION 1. DEFINITIONS .  . . . . . . . . . . . . . . . . . . . . . .   1

     SECTION 2. ELIGIBILITY  . . . . . . . . . . . . . . . . . . . . . . . . 4

     SECTION 3. SEVERANCE PAY  . . . . . . . . . . . . . . . . . . . . . . . 6

     SECTION 4. DISTRIBUTION OF BENEFITS . . . . . . . . . . . . . . . . . . 7

     SECTION 5. PLAN ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . 8

     SECTION 6. PLAN MODIFICATION OR TERMINATION . . . . . . . . . . . . . . 9

     SECTION 7. GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . 9
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                       SOUTHWESTERN LIFE CORPORATION COMPANIES
                        SALARIED EMPLOYEES SEVERANCE PAY PLAN
                       (As Restated Effective October 1, 1994)


          Circumstances can develop which may make it necessary for a regular, full-time, salaried employee to be separated from the Company or a subsidiary or affiliate of the Company or a Participating Company, involuntarily through no fault of his or her own. The Southwestern Life Corporation Companies Salaried Employees Severance Pay Plan has been developed to assist employees affected by such circumstances to cushion the financial effects of the transition period following separation. The Plan alone governs all payments to salaried employees in the United States of America because of separation from employment. All other policies, practices, procedures and plans relating to such payments, whether known as severance pay, separation pay, termination pay, notice pay, layoff allowance, supplemental unemployment benefits, or the like, are hereby superseded.

     SECTION 1. DEFINITIONS

          1.1. "Administrative Services Contract" means an agreement under which the Company, a Participating Company, or an Affiliated Group Member is obligated to provide administrative or other similar services, including but not limited to, Administrative Services Only (ASO), Third Party Administration (TPA), and Administrative Carrier agreements.

          1.2. "Affiliated Group Member" means a corporation that would be under common control within the meaning of section 1563(a) of the Internal Revenue Code as amended ("the Code"), if the phrase "at least eighty percent" in such section read "at least fifty percent."

          1.3. "Company" means Facilities Management Installation, Inc. and any successor thereto by merger, purchase or otherwise that expressly adopts the Plan.
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          1.4. "Controlled  Group" means the Company or any successor by merger, purchase or otherwise and any corporation that is under common control with the Company within the meaning of section 1563(a) of the Code.

          1.5. The "Effective Date" of the Plan is January 1, 1989, and the effective date of the Plan's restatement is October 1, 1994, or such later dates as the Plan becomes applicable to a workplace or other portion of the Company or a Participating Company in accordance with Section 6.2.

          1.6. An "Employee" means a person who is employed as a full-time, salaried employee by the Company or any Participating Company for six (6) months of Service for a regularly scheduled workweek of thirty (30) hours or more immediately prior to his or her termination of employment at a workplace or other portion of the Company or a Participating Company in the United States of America to which the Plan applies. Notwithstanding the above, no part-time, temporary, occasional or seasonal employee, sales representative, employee employed in a foreign country, or employee who is covered by a separate employment contract that includes severance-type pay, is an Employee under the Plan. An Employee ceases to be an Employee once he or she incurs a Severance Date.

          1.7. "Participating Company" means any member of the Controlled Group, other than the Company, designated by the Plan Administrator in writing and effective as of such date specified therein.

          1.8. "Pay" means the base salary of an eligible Employee at his or her stated rate on his or her Severance Date. "Pay" does not include overtime pay, bonuses, the receipt of previously deferred compensation, or any other remuneration. A "Week of Pay" shall be calculated in accordance with the Company's regular payroll procedures.

          1.9. The "Plan" means the Southwestern Life Corporation Companies Salaried Employees Severance Pay Plan, as amended from time to time.
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          1.10.     The  "Plan Administrator" is the senior officer of Corporate
     Services for Facilities Management Installation, Inc.

          1.11. "Retirement" means the retirement of an Employee under any medical plan sponsored by the Company or a Participating Company, as applicable.

          1.12. "Service" means the period of continuous employment (a) within the Controlled Group as an Employee and (b) with an Affiliated Group Member that is recognized by the Company and/or an applicable Participating Company for purposes of vacation eligibility.

          1.13. "Severance Date" means the date after the Effective Date of the Plan on which an Employee resigns, dies, retires, is discharged or otherwise terminates employment, voluntarily or involuntarily, for any reason. An Employee's employment is "Severed" on his or her Severance Date. Notwithstanding the above, an Employee who incurs any of the following events, but who remains employed by the Controlled Group or is transferred or elects to transfer to an Affiliated Group Member in any capacity or status after any such event, does not incur a Severance Date upon such event:

          a. Cessation of employment status as an Employee and continuation of employment on a part-time basis;

          b. Placement on long term disability status, a leave of absence or other inactive employment status;

          c. Transfer to any member of the Controlled Group, whether or not such member is a Participating Company, or to any Affiliated Group Member that has a comparable severance pay plan that recognizes service with the Company's Controlled Group for purposes of its severance pay plan, where such transfer is pursuant to an offer of
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               comparable  employment  and  is fifty (50) miles or less from the
               Employee's current employment location; or

          d.   Any other change in terms or conditions of employment, including,
               b u t   not  limited  to,  any  change  in  job  or  job  duties,
               compensation, benefits or workplace.

          1.14. "Severance Pay" means a payment made to eligible Employees pursuant to Section 2 hereof.

     SECTION 2. ELIGIBILITY

          2.1. Except as otherwise provided in this Section 2, any person who is an Employee on his or her Severance Date may, by written request in the manner prescribed by the Plan Administrator, elect within forty-five (45) days of his or her Severance Date to receive Severance Pay if his or her employment is involuntarily Severed for reasons other than poor performance or "misconduct" (as defined in Section 2.7). Any Employee who fails to so elect within such forty-five (45) day period shall forfeit any and all right to receive Severance Pay and shall not again become eligible to receive Severance Pay unless he or she is thereafter reemployed by the Company or a Participating Company as an Employee, his or her employment is later involuntarily Severed and he or she later elects to receive Severance Pay within such later forty-five (45) day period in accordance with this
     Section 2.

          2.2. Severance Pay shall not be made to any Employee if the Severance Date occurs by reason of death or if the Employee dies prior to executing a release described in Section 2.8.

          2.3. Severance Pay shall not be made to any Employee if his or her employment is voluntarily Severed, such as by:

          a.   Voluntary resignation (including a quit without notice);
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          b.   Voluntary Retirement; or


          c. Failure to return to active employment after cessation of disability or following termination of a leave of absence.

          For purposes of this Section 2, an Employee's employment is voluntarily Severed if the Severance occurs by reason of an Employee's resignation or Retirement prior to the Severance Date scheduled by the Company, or if it occurs prior to a date on which the Employee expects to be involuntarily Severed.

          2.4. Severance  Pay  shall  not  be  made to any Employee who incurs a
     Severance  Date  in  connection  with  (a)  the  sale of all or part of the
     Company, a Participating Company, a Controlled Group Member or an Affiliated Group Member, at which such Employee works, whether by the sale of stock or assets, or (b) the merger, consolidation or reorganization of all or part of the Company, a Participating Company, a Controlled Group Member or an Affiliated Group Member at which such Employee works, with another entity, if, before the Employee's Severance Date, the Employee is
     (i) offered a position of comparable employment by the purchaser or surviving business, and (ii) is not required to commute more than fifty
     (50) miles from the employment location where he or she was otherwise employed on the Severance Date.

          2.5. Severance Pay shall not be made to any Employee who incurs a Severance Date if, before the Employee's Severance Date, the Employee receives an offer of comparable employment from an entity (a) engaged under a service agreement to perform substantial services for the Company, a Participating Company, a Controlled Group Member or an Affiliated Group Member, or (b) for whom the Company, a Participating Company, a Controlled Group Member or an Affiliated Group Member provides substantial services under a service agreement, and, in connection with the offer of comparable employment, the Employee is not required to commute more than fifty (50) miles from the employment location where he or she was otherwise employed on the Severance Date.
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          2.6. Severance  Pay  shall  not  be  made to any Employee who incurs a
     Severance Date because of the termination of an Administrative Services Contract if, before the Employee's Severance Date, the Employee is offered a position of comparable employment by the successor provider of the
     services   covered  by  that  Administrative  Services  Contract,  and,  in connection with that offer, the Employee is not required to commute more than fifty (50) miles from the employment location where he or she was otherwise employed on the Severance Date.

          2.7. Any Employee who incurs a Severance Date as a result of the Employee's misconduct shall not be eligible for Severance Pay. Misconduct includes, but is not limited to, intentional violation of or negligent disregard for company rules and procedures, insubordination, theft, violent acts or threats of violence, or possession of alcohol or controlled substances on property of the Company, a Controlled Group member or an Affiliated Group Member.

          2.8. No Employee shall be eligible to receive Severance Pay unless he or she first releases the Company, its Controlled Group members, and its Affiliated Group Members in writing in the manner prescribed by the Plan Administrator from claims or liabilities relating to his or her employment or termination of employment.

     SECTION 3. SEVERANCE PAY

          The Severance Pay of an eligible Employee shall be equal to the greater of the amounts calculated using the two following formulas:

          a.   Severance Pay based upon length of Service:

               1.   two Weeks of Pay, plus
               2.   an additional Week of Pay for each full year of Service.

          b.    Severance Pay based upon title:

               1.   Manager                       4 Weeks of Pay
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               2.   Director                      8 Weeks of Pay
               3.   Assistant Vice President      12 Weeks of Pay
               4.   Vice President                16 Weeks of Pay
               5.   Officers above Vice President 26 Weeks of Pay

     Despite the above, the maximum amount of Severance Pay for any Employee is 52 Weeks of Pay.

     SECTION 4. DISTRIBUTION OF BENEFITS

          4.1. Severance Pay will be paid in a single sum (after appropriate withholding and deductions required by law are made) upon the completion of all requirements for eligibility for Severance Pay and the termination of any waiting periods required by law.

          4.2. Severance Pay shall be made directly out of the general assets of the Company.

          4.3. In the event of a dispute by an Employee as to the amount of any distribution or its method of payment, such Employee shall present the reason for his or her claim in writing to the Plan Administrator. The Plan Administrator shall, within sixty (60) days after receipt of such written claim, send a written notification to the Employee as to its disposition. In the event the claim is wholly or partially denied, such written notification shall (a) state the specific reason or reasons for the denial,
     (b) make specific reference to pertinent Plan provisions on which the denial is based, (c) provide a description of any additional material or information necessary for the Employee to perfect the claim and an explanation of why such material or information is necessary, and (d) set forth the procedure by which the Employee may appeal the denial of his or her claim. In the event an Employee wishes to appeal the denial of his or her  claim,  he  or  she  may  request  a  review  of such denial by making application in writing to the Plan Administrator within sixty (60) days after receipt of such denial. Such Employee (or his or her duly authorized legal representative) may, upon written request to the Plan Administrator, review any documents pertinent to his or her claim, and submit in writing issues and comments in support of his or her position. Within sixty (60) days after receipt of a written appeal
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     (unless  special circumstances, such as the need to hold a hearing, require an extension of time, but in no event more than one hundred twenty (120) days after such receipt), the Plan Administrator shall notify the Employee of the final decision. The final decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

     SECTION 5. PLAN ADMINISTRATION

          5.1. The Plan shall be interpreted, administered and operated by the Plan Administrator, who shall serve without compensation and shall have complete authority, subject to the express provisions of the Plan, to determine who shall be eligible for Severance Pay and in what amount, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan.

          5.2. All questions arising in connection with the interpretation of the Plan or its administration or operation shall be submitted to and settled and determined by the Plan Administrator in accordance with the procedure for claims and appeals described in Section 4.3. Any such settlement and determination shall be final and conclusive, and shall bind and may be relied upon by the Company, any Participating Company, each of the Employees and all other parties in interest. In exercising the discretion expressly vested in him or her under the Plan, the Plan Administrator shall act only in accordance with nondiscriminatory rules of uniform application to similarly situated employees. Except to the extent prohibited by law, the Plan Administrator is fully protected and shall be indemnified for actions taken in his or her role as such by the Company and the Participating Companies.

          5.3. The Plan Administrator may delegate any of his or her ministerial duties under the Plan to such person or persons from time to time as he or she may designate.
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     SECTION 6. PLAN MODIFICATION OR TERMINATION

          6.1. Subject to the approval of the President of the Company, the Plan may be modified or amended at any time by the Plan Administrator, with or without notice. Without limiting the foregoing, the Plan may be modified or amended to increase, decrease or eliminate the Severance Pay payable to any Employee who incurs a Severance Date after such modification or amendment.

          6.2. It is the intention of the Company to continue the Plan and to make Severance Pay to all eligible Employees. However, the Company, by action of the Plan Administrator, may for any reason terminate the Plan or withhold its application as to all or some Employees at a workplace or other portion of the Company or a Participating Company and may, accordingly, make no Severance Pay to anyone who has not incurred a Severance Date at the time of such termination or withholding. The Company, by action of the Plan Administrator, may also extend the applicability of the Plan to all or some Employees at a plant or other portion of the Company or a Controlled Group member.

          6.3. Any modification, amendment, termination, withholding, extension or other action relating to the Plan shall only apply to Severance Dates occurring after such action. No such action shall reduce or eliminate the Severance Pay of any Employee whose Severance Date occurs before such action is taken.

     SECTION 7. GENERAL PROVISIONS

          7.1. Nothing in the Plan shall be deemed to give any Employee the right to be retained in the employ of the Company, a Controlled Group member or an Affiliated Group Member, or to interfere with the right of the Company, a Controlled Group member or an Affiliated Group Member to discharge him or her at any time and for any lawful reason, with or without notice.

          7.2. Except as otherwise provided herein or by law, no right or i n t erest of any Employee under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation
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     of  law  or  otherwise,  including  without  limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Employee under the Plan shall be liable for, or subject to, any obligation or liability of such Employee. When a payment is due under this Plan to an Employee who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

          7.3. An Employee may, by written designation in the manner prescribed by the Plan Administrator, designate a beneficiary to receive Severance Pay in the event he or she dies after a Severance Date.

          7.4. To the extent permitted by law, if the Company or a Participating Company is obligated by law or contract to pay any remuneration other than Severance Pay under this Plan on account of or in connection with the Severance Date of an eligible Employee, the Severance Pay amount shall be reduced, dollar for dollar, by the amount of any such remuneration.

          7.5. The Plan shall be governed by, and construed in accordance with, the Employee Retirement Income Security Act of 1974, as amended and all applicable rules and regulations thereunder.

          Effective October 1, 1994.

                              FACILITIES MANAGEMENT INSTALLATION, INC.



                              By:/s/W. Hubert Mathis
                                 -------------------
                              Name: W. Hubert Mathis
                              Its:  Senior Vice President of
                                     Corporate Services

     WITNESS:


     /s/Mary E. Norwood
     ------------------

     (Rev. 10/1/94)